UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2008
(April 28, 2008)
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:   (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On April 28, 2008, Sycamore Networks, Inc. (the “Registrant”) issued a press release which disclosed that the Registrant expected revenues for the quarter ended April 26, 2008 to approximate $21 million as a result of lower than expected orders from one of the Registrant's major customers.  It also noted that it believes that the third quarter revenue shortfall will also likely impact its previously stated objective of equaling or exceeding fiscal 2007 revenues for the current fiscal year.

A copy of the press release issued by the Registrant with respect to the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release of the Registrant, dated April 28, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Alan R. Cormier
Alan R. Cormier
General Counsel and Secretary
(Duly Authorized Officer)

Dated: April 28, 2008